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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 17, 1999 relating to the financial statements of Nu Skin Enterprises, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


PriceWaterhouseCoopers LLP
Salt Lake City, Utah
June 1, 1999